Exhibit b.4(c)(1)

                            AGREEMENT

     AGREEMENT made as of this 23rd day of December 1996 by and among ICN Pharmaceuticals, Inc., a Delaware corporation ("ICN"), and those persons identified as purchasers on Schedule A annexed hereto and made a part hereof (collectively referred to herein as the "Buyer").

                      W I T N E S S E T H:
                      --------------------

     WHEREAS, ICN is the issuer of common stock, par value $.01 per share (the "ICN Common Stock"), and Siemens Medical Systems, Inc., a Delaware corporation ("Seller"), and ICN are party to an agreement (the "Seller's Put") pursuant to which Seller has the right to require ICN to purchase 964,833 shares of ICN Common Stock owned by Seller ("Seller's Shares") at the Siemens Put Price (as hereinafter defined);

     WHEREAS, ICN does not desire Seller to exercise Seller's Put and is willing to enter into this Agreement in order to induce
Buyer to purchase Seller's Shares from Seller in extinction of Seller's Put; and

     WHEREAS, Buyer is willing to purchase the Seller's Shares
(to be allocated to each Buyer as set forth on Schedule A annexed hereto), all on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual premises herein set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

          "Act of Bankruptcy" shall mean if ICN (i) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (ii) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (iii) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (iv) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;
     (v) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (vi) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (vii) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereunder; (viii) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (i) to (vii) (inclusive); or (ix) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

          "Base Price" shall mean (a) an ICN Price Per Share equal to $24.75 with respect to sales of Shares occurring during the First Year, (b) an ICN Price Per Share equal to $27.25 with respect to sales of Shares occurring during the Second Year, and (c) an ICN Price Per Share equal to $30.00 with respect to sales of Shares occurring during the Third Year.

          "Business Day" shall mean a day other than a Saturday, Sunday or a legal holiday on which the Principal Market is not open for trading.

          "Earliest Exercise Date" shall mean the first to occur of: (i) January 10, 2000, (ii) the date the ICN Price Per Share closing price on the Principal Market is $15.00 per share or less on 20 trading days out of any 30 consecutive trading days; (iii) the day on which the ICN Price Per Share dosing price on the Principal Market is $12.00 per share or less, or (iv) the day on which a Material Adverse Event occurs.

          "Final Exercise Date" shall mean 5:00 p.m. (PST) on the fifth Business Day following January 10, 2000.

          "First Year" shall mean the period commencing on the date of the Closing and ending on the day preceding the first anniversary thereof.

          "Guaranteed Share Price" shall mean an ICN Price Per Share of $30.00 (provided, however, that if the Earliest Exercise Date is prior to the third anniversary of the Closing, the "Guaranteed Share Price" shall be $22.50 plus an incremental increase at the annual rate of 10% for the period from the Closing to the date of exercise of the Put) increased by the amount, if any, of any dividends or other distributions declared with respect to the Shares being purchased and sold pursuant to the Put on or prior to the Put Closing and payable after the Put Closing; provided, however, that the Shares being purchased and sold pursuant to the Put were not outstanding on the record date for such dividend or other distribution.

          "ICN Payment" shall mean the sum of the Shelf Shares
     Purchase Price and the Put Premium.

          "ICN Price Per Share" as used in this Agreement shall mean the price for one share of ICN Common Stock at the relevant date and time on the Principal Market; provided, however, if between the date hereof and the calculation of such ICN Price Per Share there has been a forward or reverse stock split, stock dividends, spin off, any distribution paid with respect to any such shares (other than cash dividends or distribution of assets), or other recapitalization or reclassification of any such securities, the ICN Price Per Share shall be adjusted to reflect the price which would be paid for all of the securities which are derived from one share of ICN Common Stock issued and outstanding on the date hereof.

          "Material Adverse Effect" shall mean in connection with ICN or any of its subsidiaries, any change or effect that is materially adverse to the business, results of operations, properties (including intangible properties), condition (financial or otherwise), assets or liabilities of ICN and its subsidiaries taken as or a whole and taking into consideration any change or effect occurring during the period between the Closing and the relevant date of determination that is materially favorable to the business, results of operations, properties (including intangible properties), condition (financial or otherwise), assets or liabilities of ICN and its subsidiaries taken as a whole.

          "Material Adverse Event" shall mean (i) any breach in any material respect by ICN of any of its representations, warranties or agreements set forth in this Agreement, (ii) ICN commits an Act of Bankruptcy, (iii) a change, condition or event occurs that has or would be reasonably likely to have a Material Adverse Effect, or (iv) trading in the ICN Common Stock is suspended by the Securities and Exchange Commission on the Principal Market (except for any suspension of trading for a period of 7 consecutive days on which trading is conducted on such Principal Market, other than as a result of the suspension of trading in securities in general).

          "NYSE" shall mean the New York Stock Exchange.

          "Premium Price" shall mean (a) an ICN Price Per Share equal to $27.25 with respect to sales of Shares occurring during the First Year, (b) an ICN Price Per Share equal to $32.25 with respect to sales of Shares occurring during the Second Year, and (c) an ICN Price Per Share equal to $37.50 with respect to sales of Shares occurring during the Third Year.

          "Principal Market" shall mean the principal national securities exchange or market on which ICN Common Stock is traded which, as of the date hereof, is the NYSE.

          "Put" shall mean the absolute and irrevocable right being granted by ICN to Buyer under the terms of this Agreement providing Buyer with the right, exercisable from time to time in its sole and absolute discretion, to require ICN to purchase any part or all of the Put Shares from Buyer, all on the terms and conditions set forth in this Agreement.

          "Put Closing" shall mean a closing to be held at the offices of ICN on the first Business Day at least three
     Business Days after the date of the Put Notice as specified in the Put Notice.

          "Put Notice" shall mean and include the irrevocable written notices given by Buyer to ICN from time to time notifying ICN of Buyer's intent to exercise its rights with respect to any part or all of the Put Shares pursuant to the Put being granted by ICN to Buyer under the terms of this Agreement.

          "Put Premium" shall mean the excess of $22.50 over the prevailing ICN Price Per Share on the Principal Market on
     December 23, 1996, at the time the Seller's Shares are purchased by Buyer, times the number of Shares.

          "Put Shares" shall mean 1,064,833 shares of ICN Common Stock as to which a Put is being granted by ICN to Buyer pursuant to the terms of this Agreement and all of the securities which have derived from the Put Shares whether by reason of any forward or reverse stock split, stock dividend, spin off, any distribution paid with respect to any Put Shares (other than cash dividends or distribution of assets), or other recapitalization or reclassification of any Put Shares.

          "Second Year" shall mean the period commencing on the first anniversary of the Closing and ending on the date preceding the day the second anniversary of the Closing.

          "Shares" shall mean, collectively, the Seller's Shares purchased by Buyer from Seller and the Shelf Shares.

          "Shelf Shares" shall mean the 100,000 shares of ICN Common Stock being purchased by Buyer from ICN under the terms of this Agreement pursuant to the shelf registration statement which has been declared effective by the Securities and Exchange Commission, which shares are being purchased by Buyer at the prevailing ICN Price Per Share on the Principal Market on December 23, 1996, at the time the Seller's Shares are purchased by Buyer, and which shares ICN is in the process of listing on the NYSE.

          "Shelf Shares Purchase Price" shall mean the prevailing
     ICN Price Per Share on the Principal Market on December 23,
     1996, at the time the Seller's Shares are purchased by Buyer, times the number of Seller's Shares.

          "Siemens Put Price" shall mean an amount determined as follows: (a) $23.512493872 per share of Seller's Shares times the number of Seller's Shares plus (b) the amount equal to the interest which would accrue for the period September 28, 1996, through and including the Closing on an amount equal to $23.512493872 times the number of Seller's Shares (i.e., the price at which Seller would have otherwise put such Seller's Shares to ICN) at an annual interest rate equal to one percent (1%) plus that rate from time to time during the period from September 28, 1996, to the Closing announced by Bank of America, N.T. & S.A. by its San Francisco headquarters office as its prime or reference rate.

          "Siemens Shortfall" shall mean the excess of the Siemens Put Price over the payment made by Buyer to Siemens pursuant to Section 2.

          "Third Year" shall mean the period commencing on the second anniversary of the Closing and ending on the Final
     Exercise Date.

     2. Buyer's Purchase of Seller's Shares. Buyer hereby agrees to purchase Seller's Shares on December 23, 1996, at the prevailing ICN Price Per Share on the Principal Market on December 23, 1996, at the time Seller's Shares are purchased by Buyer. Each of the parties hereto acknowledges that Buyer's obligation to purchase Seller's Shares is contingent and conditioned upon Seller's agreement to sell Seller's Shares to Buyer. Each of the parties hereto further acknowledges that its entering into this Agreement and the consummation of the transactions contemplated hereby is premised on Buyer's purchase of Seller's Shares on the terms and conditions set forth herein. If Buyer's is unable for any reason to purchase all of Seller's Shares on the terms and conditions set forth herein, this Agreement shall be deemed null and void, and neither party hereto shall have any further obligation to the other party hereto under this Agreement other than ICN's obligation to pay Buyer's legal fees as set forth in Section 5, below.

     3. The Closing. The closing of the transactions contemplated hereby shall take place on December 23, 1996, at which time Buyer and ICN will make the following deliveries and payments: (a) Buyer will pay to ICN the ICN Payment, which Payment will be made as follows: (i) Buyer will wire transfer to Seller in immediately available funds the lesser of (y) the ICN Payment and (z) the Siemens Shortfall and (ii) any balance of the ICN Payment will be paid to ICN, and (b) ICN will (i) deliver to Buyer the Shelf Shares by the transfer or deposit thereof in the accounts designated by Buyer on Schedule A annexed hereto or as otherwise directed by Buyer and (ii) grant Buyer the Put provided for in this Agreement.

     4. Conditions to Closing. In addition to the condition set forth in Section 2, above, it shall be a condition to the obligations of Buyer hereunder that at or prior to the Closing
(a) ICN shall have executed this Agreement and granted to Buyer the Put option contemplated herein, (b) all of the representations and warranties of ICN be true and correct in all material respects as at the Closing, (c) no event shall have occurred which would give Buyer the right to accelerate the Put by reason of an Earliest Exercise Date having occurred, (d) no litigation shall have been threatened or commenced relating to the transactions contemplated herein, and (e) Buyer shall have received a written opinion in form and substance satisfactory to Buyer from ICN's counsel.

     5.   Expenses.  The reasonable fees and expenses of Dorsey &
Whitney, counsel for the Buyer, shall be paid by ICN.

     6. Representations and Warranties of Parties. (a) ICN represents and warrants to Buyer as follows:

          (i) The Shares are duly registered under the Securities Act of 1933, as amended ("Act"), and in the hands of Buyer will be tradeable without further registration under the Act.

          (ii) ICN is in full and timely compliance in all material respects with all of the reporting requirements required of it under the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder and the listing requirements of the NYSE and its rules relating to securities traded on such exchange;

          (iii) There is no basis to believe that an event presently exists or is likely to occur which would give
     Buyer the right to accelerate the Put by reason of an Earliest Exercise Date having occurred;

          (iv) It has full power and authority to enter into this Agreement and perform the transactions contemplated hereby and this Agreement is enforceable against it in accordance with its terms;

          (v) The provisions of this Agreement and the transactions contemplated hereby, including, without limitation, the Put and the issuance of the Shelf Shares, have been duly and validly authorized by all necessary corporate action and do not violate (subject to section 160 of the Delaware General Corporation Law) the terms of its charter, by-laws or other governing instruments and do not breach, and are not a basis for a breach of, any agreement, undertaking, understanding, or any law, rule or regulation of any government, of any governmental or quasi governmental agency, or of any self-regulatory body, to which it is subject or by which it or its property or assets are bound; and

          (vi) The Shelf Shares, when issued to Buyer, will be fully paid and non-assessable and shall be free and clear of any security interests, claims, liens, pledges, options, encumbrances, charges, agreements, voting trusts, proxies or other arrangements, restrictions or other legal or equitable limitations of any kind.

          (b) Buyer represents and warrants to ICN that such Buyer is purchasing the Put and the Put Shares for its own account without any present intention or legal arrangement (whether or not legally binding) to sell any Put Shares to or through any person or entity and that the Put Shares may not be sold, assigned or otherwise transferred except in accordance with applicable Federal securities laws and the terms of this Agreement. Buyer further represents and warrants to ICN that Buyer is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act of 1933, as amended, ("Regulation D")) and an accredited investor (as defined in Rule 501 of Regulation D), and such Buyer has such experience in business and financial matters so that it is capable of evaluating the merits and risks of an investment in the Put Shares.

     7. ICN Grant of Put to Buyer. (a) In order to induce Buyer to purchase the Shares from Seller, and in consideration of the payment by Buyer to ICN of the Put Premium and the right of ICN to receive payment pursuant to Section 8, below, ICN grants to Buyer the absolute and irrevocable right, at Buyer's sole option (the "Put"), by irrevocable written notice to ICN (the "Put Notice"), to require ICN to purchase, for cash at a Put Closing, any part or all of the Put Shares at a purchase price equal to the Guaranteed Share Price. The Put shall not be exercisable until the "Earliest Exercise Date" and shall not be exercisable after the Final Exercise Date. The Put shall become effective upon the Closing of the purchase and sale of the Seller's Shares.

          (b) The number of Put Shares shall be reduced by one-third (1/3) if prior to the first anniversary of the Closing, the ICN Price Per Share closing price on the Principal Market is $24.75 per share or more on 20 trading days out of any 30 consecutive trading days; provided, however, that the total number of shares of ICN Common Stock traded on the Principal Market on such 20 trading days exceeds 2,000,000 shares in the aggregate; and provided, further that no such reduction shall apply after the Earliest Exercise Date (other than an Earliest Exercise Date occurring by reason of January 10, 2000).

          (c) In addition to any reduction of Put Shares pursuant to subsection 7(b), above, the number of Put Shares shall be reduced by one-third (1/3) of the number of Put Shares if during the period on or after the first and prior to the second anniversary of the Closing prior to the first anniversary of the Closing, the ICN Price Per Share closing price on the Principal Market is $27.25 per share or more on 20 trading days out of any 30 consecutive trading days; provided, however, that the total number of shares of ICN Common Stock traded on the Principal Market on such 20 trading days exceeds 2,000,000 shares in the aggregate; and provided, further, that no such reduction shall apply after the Earliest Exercise Date (other than an Earliest Exercise Date occurring by reason of January 10, 2000).

          (d) In addition to any reduction of Put Shares pursuant to subsections 7(b) and 7(c), above, the number of Put Shares shall be reduced by one-third (1/3) of the number of Put Shares if during the period on or after the second and prior to the third anniversary of the Closing the ICN Price Per Share closing price on the Principal Market is $30.00 per share or more on 20 trading days out of any 30 consecutive trading days; provided, however, that the total number of shares of ICN Common Stock traded on the Principal Market on such 20 trading days exceeds 2,000,000 shares in the aggregate; and provided, further, that no such reduction shall apply after the Earliest Exercise Date (other than an Earliest Exercise Date occurring by reason of January 10,
     2000).

          (e) In the event a Buyer sells any Shares prior to the end of the Third Year at a price in excess of the applicable Premium Price for such year in which such sales are made, the number of Put Shares shall be reduced by the number of shares so sold; provided, however, that no such sale of Shares at a premium price shall result in any reduction in the number of Put Shares in any year in which the Put Shares have been reduced by one-third (1/3) as provided above unless Buyer has sold more than one-third (1/3) of the Shares during such year; provided, however, that no such reduction shall apply after the Earliest Exercise Date (other than an Earliest Exercise Date occurring by reason of January 10, 2000).

          (f) The Put Closing shall take place at 10:30 a.m. local time at the principal executive offices of ICN at which time and place Buyer shall deliver to ICN certificates representing the Put Shares to be sold to ICN with duly executed stock powers attached and ICN shall deliver to Buyer by wire transfer of immediately available funds in the amount of the Guaranteed Share Price times the number of Put Shares to be sold. ICN shall pay any applicable stock transfer taxes. It shall be a condition to closing that the Put Shares be delivered to ICN in good marketable form, free and clear of any security interests, claims, liens, pledges, options, encumbrances, charges, agreements, voting trusts, proxies or other arrangements, restrictions or other legal or equitable limitations of any kind.

     8. Participation of ICN in Certain Sales of Shares. In the event a Buyer sells any Shares prior to the end of the Third Year at a price in excess of the applicable Base Price for the year in which such sales are made, such Buyer shall pay to ICN one-third (1/3) of the excess over the Base Price times the number of Shares sold; provided, however this provision shall not apply after the Earliest Exercise Date (other than an Earliest Exercise Date occurring by reason of January 10, 2000). In the event that Buyer does not exercise the Put with respect to all of the Put Shares by the Final Exercise Date and the ICN Price Per Share closing price on the Principal Market on the Final Exercise Date exceeds the applicable Base Price, Buyer shall pay to ICN one-third (1/3) of the excess times the number of Shares then owned by Buyer.

     9. Breach by ICN at Put Closing. In the event ICN fails to tender the full amount due at a Put Closing in the form required, Buyer shall have no duty to mitigate damages and Buyer may retain the Put Shares with all rights hereunder to compel ICN to purchase and pay for such Put Shares or may sell any part or all of the Put Shares from time to time one or more open market transaction(s) on the NYSE or any other market on which such securities are traded, or in one or more private sales with or without notice to ICN, and Buyer shall have the right, in addition to all other remedies it may have at law or in equity, to recover from ICN the excess, if any, of the Guaranteed Share Price times the number of Put Shares sold over the proceeds to Buyer (net of any expenses incurred in making such sale) from such sale. In the event such proceeds of sale exceed the amount Buyer would have received from ICN, Buyer shall retain such excess and ICN shall have no interest therein, nor shall any such excess be deemed a set off against any other liability of ICN to Buyer whether by reason of other Put Shares sold at a different price or otherwise. In addition to the foregoing, ICN shall reimburse Buyer for all of its costs (including, without limitation, reasonable legal fees) incurred in enforcing its rights under this Agreement.

     10. Transfer of Put. Buyer may not assign or otherwise transfer any or all of its rights under the Put except from time to time to any accounts over which The Palladin Group, L.P. or Jeffrey Devers exercises discretionary investment authority. Buyer shall give written notice to ICN of each such assignment or transfer.

     11. Notices. All notices to be given pursuant to this Agreement shall be effective only if in writing and delivered personally against receipt therefore; sent through the United States Post Office by certified mail, return receipt requested, postage prepaid transmitted by facsimile with a hard copy sent by certified mail, as aforesaid; or sent by courier with confirmation copy sent by certified mail, as aforesaid; in each event to the address and with a copy to the persons set forth below or to such other person and address within the United States of America as any party hereto shall designate by written notice similarly given.

     If to Buyer, to the address set forth on Schedule A attached hereto with a copy to:

          Dorsey & Whitney LLP
          250 Park Avenue
          New York, New York 10177
          Fax No.:  (212) 953-7201
          Attention:  Michael F. Griffin, Esq.

     If to ICN:

          ICN Pharmaceuticals, Inc.
          3300 Hyland Avenue
          Costa Mesa, California
          Fax No.:  (714) 641-7206
          Attention:  David C. Watt, Esq.

      With a copy to:

           Fried, Frank, Harris, Shriver & Jacobson
           One New York Plaza
           New York, N.Y. 10004
           Fax No.: (212) 859-8586
           Attention: Jeffrey Bagner, Esq.

 Such notice shall be effective upon receipt if delivered personally, on the day transmitted, if transmitted by facsimile, or on the second Business Day after the day on which placed in the custody and control of the United States Post Office, if sent by certified mail, or in the hands of a courier, if sent by courier.

     12. Survival of Representations and Warranties. All representations and warranties set forth herein shall be deemed to have been made, and shall be true, both as of the date hereof and as of the Closing. All covenants, agreements, representations and warranties contained herein shall survive the Closing.

     13. Complete Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the matters set forth herein and supersedes all prior agreements and understandings, written or oral, among the parties with respect to such matters.

     14. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of New York, without regard for conflicts of law principles.

     15. Partial Invalidity. The invalidity or partial invalidity of any portion of this Agreement shall not invalidate the remainder thereof, and such remainder shall remain in full force and effect.

     16. Amendment and Waiver. Any amendment or waiver of any term or condition of this Agreement must be in writing signed by the parties to such term or condition, or by the party to be charged with a waiver. Any waiver shall be limited to the one event, and no wavier shall be deemed to have occurred by course of conduct or by any delay or failure of any party hereto in enforcing any right or remedy hereunder.

     17. Parties in Interest; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns. Except as otherwise provided in Section 10, above, neither this Agreement nor any of the rights or obligations provided for herein may be assigned except by a written instrument executed by all parties hereto.

     18. Arbitration. Any dispute or controversy arising out of or relating to this Agreement shall be settled by arbitration in New York, New York by a panel of three arbitrators in accordance with the rules of the NYSE except that the power of the arbitrators shall be limited to enforcing the express terms and conditions of this Agreement, they shall state in writing the reasons for their award, and they shall not be empowered to award punitive damages. The judgment of the arbitrators shall be final and binding on the parties hereto and may be entered in any court of competent jurisdiction.

     19. Counterparts. This Agreement may be executed in one or more counterparts, by original or facsimile signature, each of which shall be deemed an original agreement, and all of which together shall be deemed to be one and the same instrument.

     20. Consent to Jurisdiction. THIS AGREEMENT MAY BE ENFORCED IN ANY FEDERAL COURT OR STATE COURT SITTING IN NEW YORK, NEW YORK AND THE PARTIES HERETO CONSENT TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVE ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. THE PARTIES HERETO AGREE THAT DEMAND FOR ARBITRATION OR SERVICE OF PROCESS IN RESPECT OF ANY ACTION OR PROCEEDINGS COMMENCED UNDER THE ARBITRATION PROVISIONS OF THIS AGREEMENT OR IN ANY SUCH COURT MAY BE MADE PERSONALLY ON THEM OUTSIDE THE STATE OF NEW YORK, THAT SUCH DEMAND OR SERVICE OR PROCESS SHALL BE AS FULLY EFFECTIVE FOR ALL PURPOSES AS IF MADE WITHIN THE STATE OF NEW YORK AND THAT IT WILL NOT RAISE ANY OBJECTION TO THE JURISDICTION OF ANY COURT BASED ON SERVICE OF PROCESS SO MADE. IN THE EVENT ANY PARTY HERETO COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE OTHER PARTY AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

     21. Waiver of Jury Trial. EACH OF THE PARTIES HERETO, BY ACCEPTANCE OF THIS AGREEMENT, IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     IN WITNESS WHEREOF each of the parties hereto has caused this Agreement to be duly executed as of the day and year first above written.



                         ICN PHARMACEUTICALS, INC.


                         By:
                             ----------------------------------
                         Its:
                             ----------------------------------

                         RAMIUS FUND LTD.
                         HALIFAX FUND L.P.
                         GERSHON PARTNERS L.P.
                         PALLADIN PARTNERS I LTD.
                         HICK INVESTMENT LTD.
                         GLENEAGLES FUND

                         By:THE PALLADIN GROUP, L.P.,
                             As Investment Manager


                         By:Palladin Capital Management, LLC,
                            Its General Partner


                         By:
                            -----------------------------------
                            Jeffrey Devers, President



                         SCHEDULE A

                Allocation of Shares Among Buyer


                               Dollar($)            Shares
                              -----------          --------

Ramius Fund, Ltd.           10,008,742.50           444,833

        - Siemens               9,242,748           344,833
        - ICN                  765,994.50           100,000

Halifax Fund, L.P.              6,075,000           270,000

Gershon Partners, L.P.          1,012,500            45,000

Palladin Partners, Ltd.         3,037,500           135,000

Hick Investment, Ltd.           2,025,000            90,000

Gleneagles Fund                 1,800,000            80,000


TOTAL:                     $23,958,742.50         1,064,833